1933 Act File No. 33-34079
                                                      1940 Act File No. 811-6071

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A



REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940     X

    Amendment No.   31   ...................................        X
                  -------                                         ---

                             BT INSTITUTIONAL FUNDS
               (Exact Name of Registrant as Specified in Charter)

                              5800 Corporate Drive
                            Pittsburgh, PA 15237-7010
                    (Address of Principal Executive Offices)

                                 (412) 288-1900
                         (Registrant's Telephone Number)

Jay S. Neuman, Esquire              Copies to:  Burton M. Leibert, Esq.
Federated Investors Tower                       Willkie Farr & Gallagher
Pittsburgh, Pennsylvania 15222-3779             787 Seventh Avenue
(Name and Address of Agent for Service)         New York, New York 10019

                                EXPLANATORY NOTE


This Registration Statement has been filed by BT Institutional Funds (the "Registrant") pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, shares of beneficial interest of Institutional Daily Assets Fund (the "Fund"), a series of the Registrant, are not being registered under the Securities Act of 1933 (the "1933 Act") since such shares will be issued by the Registrant solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Shares of the Fund may only be purchased by "accredited investors," as that term is defined in Rule 501(a) of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of beneficial interest of the Fund.






BT INSTITUTIONAL FUNDS
INSTITUTIONAL DAILY ASSETS FUND
PART A

     Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A. Item 4. General Description of Registrant. See "Investment Objective and Policies" and "Risk Factors" in the Private Offering Memorandum which is attached hereto.

     Item 5. Management of the Fund. See "Summary of Fund Expenses" and "Management of the Fund and Trust" in the Private Offering Memorandum attached hereto. Item 6. Capital Stock and Other Securities. See "Management of the Trust and Fund--Organization of the Trust" and "Taxation" in the Private OfferingMemorandum attached hereto.

     Item 7. Purchase of Securities Being Offered. See "Net Asset Value" and "Purchases and Redemptions of Shares" in the Private Offering Memorandum attached hereto.

     Item 8. Redemption or Repurchase. See "Purchase and Redemptions of Shares" in the Private Offering Memorandum attached hereto.

     Item 9. Pending Legal Proceedings. Not applicable.

                             BT INSTITUTIONAL FUNDS

 Prospective
    Investor __________________                            Copy # _____________

                    CONFIDENTIAL PRIVATE OFFERING MEMORANDUM
              ----------------------------------------------------

                        INSTITUTIONAL DAILY ASSETS FUND


                                October 27, 1998


INVESTMENT ADVISER AND ADMINISTRATOR
BANKERS TRUST COMPANY

PLACEMENT AGENT

ICC DISTRIBUTORS, INC.
TWO PORTLAND SQUARE
PORTLAND, ME 04101


                            DO NOT COPY OR CIRCULATE

(BULLET)                     BT INSTITUTIONAL FUNDS                     (BULLET)

                        INSTITUTIONAL DAILY ASSETS FUND


                    CONFIDENTIAL PRIVATE OFFERING MEMORANDUM
--------------------------------------------------------------------------------
                                OCTOBER 27, 1998



The Institutional Daily Assets Fund (the "Fund") seeks a high level of current income consistent with liquidity and the preservation of capital through investment in high-quality money market instruments. The Fund is a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and is a diversified series of BT Institutional Funds, a Massachusetts Business Trust (the "Trust"). Bankers Trust Company ("Bankers Trust") serves as the Fund's investment adviser (the "Adviser"). The Fund is a management investment company commonly known as a money market fund.


Please read this Confidential Private Offering Memorandum (the "Memorandum") carefully before investing and retain it for future reference. It contains important information about the Fund that investors should know before investing.


A Confidential Statement of Additional Information with respect to the Fund ("SAI") with the same date has been filed with the Securities and Exchange Commission (the "SEC"), and is incorporated herein by reference. A copy of the SAI is available without charge by calling the Fund's service agent at 1-800-730-1313.

Three copies of a Subscription Agreement for use in subscribing to purchase shares of the Fund accompany delivery of this Memorandum. In order to purchase shares of the Fund, a prospective investor must satisfactorily complete, execute and deliver each copy of the Subscription Agreement to Bankers Trust Company, 130 Liberty Street, New York, New York 10006.

SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, BANKERS TRUST OR ANY OTHER BANKING OR DEPOSITORY INSTITUTION, AND THE SHARES ARE NOT FEDERALLY GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE U.S. GOVERNMENT, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY. THE FUND INTENDS TO MAINTAIN A CONSTANT $1.00 PER SHARE NET ASSET VALUE ("NAV"), ALTHOUGH THERE CAN BE NO ASSURANCE THAT IT WILL BE ABLE TO DO SO.

THE SECURITIES DESCRIBED HEREIN ARE OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE NOT BEEN REGISTERED WITH OR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY OF ANY JURISDICTION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SHARES OF THE FUND ARE BEING OFFERED FOR INVESTMENT ONLY TO INVESTORS WHO QUALIFY AS BOTH (1) "ACCREDITED INVESTORS" AS DEFINED UNDER REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (2) INSTITUTIONAL INVESTORS. SHARES OF THE FUND ARE NOT BEING OFFERED TO INDIVIDUALS OR TO ENTITIES ORGANIZED FOR THE PURPOSE OF INVESTING ON BEHALF OF INDIVIDUALS.

INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY MEET CERTAIN FINANCIAL REQUIREMENTS AND THAT THEY ARE FAMILIAR WITH AND UNDERSTAND THE TERMS, RISKS AND MERITS OF AN INVESTMENT IN THE FUND.

NO RESALE OF SHARES MAY BE MADE UNLESS THE SHARES ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THIS CONFIDENTIAL PRIVATE OFFERING MEMORANDUM HAS BEEN PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE INFORMATION OF THE RECIPIENT AND MAY NOT BE REPRODUCED, PROVIDED TO OTHERS OR USED FOR ANY OTHER PURPOSE.

NO PERSON HAS BEEN AUTHORIZED TO MAKE REPRESENTATIONS OR GIVE ANY INFORMATION WITH RESPECT TO THE SHARES, EXCEPT THE INFORMATION CONTAINED HEREIN OR IN THE TRUST'S REGISTRATION STATEMENT FILED UNDER THE 1940 ACT.

                          FOR NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE ATTORNEY GENERAL OR THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR TRANSACTION MEANS THAT THE ATTORNEY GENERAL HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT, ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                             FOR GEORGIA INVESTORS

THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE
SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

                             FOR FLORIDA INVESTORS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT.

IF SALES ARE MADE TO FIVE (5) OR MORE INVESTORS IN FLORIDA, ANY FLORIDA INVESTOR MAY, AT THE INVESTOR'S OPTION, VOID ANY PURCHASE HEREUNDER WITHIN A PERIOD OF THREE (3) DAYS AFTER THE INVESTOR (A) FIRST TENDERS OR PAYS TO THE ISSUER, AN AGENT OF THE ISSUER OR AN ESCROW AGENT THE CONSIDERATION REQUIRED HEREUNDER OR
(B) DELIVERS ITS EXECUTED SUBSCRIPTION AGREEMENT, WHICHEVER OCCURS LATER. TO ACCOMPLISH THIS, IT IS SUFFICIENT FOR A FLORIDA INVESTOR TO SEND A LETTER OR TELEGRAM TO THE ISSUER WITHIN SUCH THREE (3) DAY PERIOD, STATING THAT THE INVESTOR IS VOIDING AND RESCINDING THE PURCHASE. IF AN INVESTOR SENDS A LETTER, IT IS PRUDENT TO DO SO BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO INSURE THAT THE LETTER IS RECEIVED AND TO EVIDENCE THE TIME OF MAILING.

--------------------------------------------------------------------------------
TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                      PAGE
--------------------------------------------------------------------------------

Summary of Fund Expenses.......................................................4

Financial Highlights...........................................................5

Investment Objective and Policies..............................................6

Risk Factors...................................................................9

Net Asset Value...............................................................10

Purchase and Redemption of Shares.............................................10

Dividends, Distributions and Taxes............................................11

Performance Information and Reports...........................................11

Management of the Fund and Trust..............................................12
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SUMMARY OF FUND EXPENSES
--------------------------------------------------------------------------------

The following table provides (i) a summary of expenses relating to purchases and sales of shares of the Fund and the estimated aggregate annual operating expenses of the Fund, as a percentage of average net assets of the Fund and (ii) an example illustrating the dollar cost of such expenses on a $1,000 investment in the Fund.

--------------------------------------------------------------------------------------------------------------------------
ANNUAL OPERATING EXPENSES
(as a percentage of the average daily net assets of the Fund)
Investment Advisory Fee.......................................................................................      0.10%
Distribution (Rule 12b-1) Fee.................................................................................      None
Other expenses (after reimbursements or waivers)..............................................................      0.02%
Total operating expenses (after reimbursements or waivers)....................................................      0.12%

Example                                                                        1 year     3 years     5 years     10 years
You would pay the following expenses on a $1,000 investment, assuming: (1) 5% annual return and (2) redemption at the end of each
 time period................................................................     $1          $4          $7          $15
--------------------------------------------------------------------------------------------------------------------------


The expense table and the example above show the estimated costs and expenses that an investor will bear directly or indirectly as a shareholder of the Fund. The expense table and the example reflect a voluntary undertaking by Bankers Trust to waive or reimburse expenses such that the total operating expenses will not exceed 0.12% of the Fund's average net assets annually. In the absence of this undertaking, for the period ended June 30, 1998, the total operating expenses would have been equal to 0.122% of the Fund's average net assets annually. THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. Moreover, while each example assumes a 5% annual return, actual performance will vary and may result in a return greater or less than 5%.


Shares of the Fund are distributed by ICC Distributors, Inc. ("ICC") as the Fund's placement agent (the "Placement Agent") primarily to institutional customers of Bankers Trust that participate in Bankers Trust's securities lending program.


For more information with respect to the expenses of the Fund see "Management of the Fund and Trust" herein.

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------


The following table shows selected data for a share outstanding, total investment return, ratios to average net assets and other supplemental data for the Fund for the periods indicated and has been audited by Price-waterhouseCoopers LLP, the Fund's independent accountants, whose report thereon appears in the Fund's Annual Report which is incorporated by reference.


                                                                                                       FOR THE PERIOD
                                                                                         FOR THE      NOVEMBER 13, 1996
                                                                                        YEAR ENDED    (COMMENCEMENT OF
                                                                                         JUNE 30,      OPERATIONS) TO
                                                                                           1998        JUNE 30, 1997
-----------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF PERIOD.................................................   $     1.00      $     1.00
                                                                                        ----------      ----------
INCOME FROM INVESTMENT OPERATIONS
  Net Investment Income..............................................................         0.06            0.03
  Net Realized Gain from Investment Transactions.....................................         0.00(2)         0.00(2)
                                                                                        ----------      ----------
Total from Investment Operations.....................................................         0.06            0.03
                                                                                        ----------      ----------
DISTRIBUTIONS TO SHAREHOLDERS
  Net Investment Income..............................................................        (0.06)          (0.03)
                                                                                        ----------      ----------
NET ASSET VALUE, END OF PERIOD.......................................................   $     1.00      $     1.00
                                                                                        ==========      ==========
TOTAL INVESTMENT RETURN..............................................................         5.71%           3.46%
SUPPLEMENTAL DATA AND RATIOS:
  Net Assets, End of Period (000s omitted)...........................................   $5,729,267      $2,748,056
  Ratios to Average Net Assets:
    Net Investment Income............................................................         5.55%           5.43%(1)
    Expenses.........................................................................         0.12%           0.12%(1)
    Decrease Reflected in Above Expense Ratio Due to Absorption of Expenses by
     Bankers Trust...................................................................        0.002%           0.01%

--------------------------------------------------------------------------------
(1) Annualized
(2) Less than $0.01 per share


Further information about the Fund's performance is contained in the Fund's Annual Report dated June 30, 1998, which can be obtained free of charge.

--------------------------------------------------------------------------------
INVESTMENT OBJECTIVE AND POLICIES
--------------------------------------------------------------------------------

The Fund seeks a high level of current income consistent with liquidity and the preservation of capital through investment in high-quality money market instruments. The Fund offers investors a convenient means of investing cash collateral received in connection with securities lending transactions in a diversified portfolio of short-term money market instruments.

There can be no assurance that the investment objective of the Fund will be achieved. The Fund's investment objective is not a fundamental policy and may be changed upon 30 days written notice to, but without the approval of, the Fund's shareholders. If there is a change in the Fund's investment objective, the Fund's shareholders should consider whether the Fund remains an appropriate investment in light of their then-current needs.

The following is a discussion of the various investments and investment policies of the Fund. Additional information about the investment policies of the Fund appears in the SAI of the Fund.


The Fund, in pursuing its investment objective, will comply with Rule 2a-7 under the 1940 Act ("Rule 2a-7"). The Fund will attempt to achieve its investment objective by investing in money market instruments that are eligible under Rule 2a-7.


Descriptions of eligible instruments include, but are not limited to, the following money market instruments:


OBLIGATIONS OF BANKS AND OTHER FINANCIAL INSTITUTIONS. The Fund may invest in U.S. dollar-denominated fixed rate or variable rate obligations of U.S. or foreign financial institutions, including banks, which are rated in the highest short-term rating category by any two nationally recognized statistical rating organizations ("NRSROs") (or one NRSRO if that NRSRO is the only such NRSRO which rates such obligations) or, if not so rated, are believed by Bankers Trust, acting under the supervision of the Board of Trustees of the Fund, to be of comparable quality. Obligations of domestic and foreign financial institutions in which the Fund may invest include, but are not limited to, certificates of deposit, bankers' acceptances, bank time deposits, commercial paper, and other U.S. dollar-denominated instruments issued or supported by the credit of U.S. or foreign financial institutions, including banks.

If Bankers Trust, acting under the supervision of the Board of Trustees of the Fund, deems the instruments to present minimal credit risk, the Fund may invest in obligations of foreign banks or foreign branches and subsidiaries of U.S. and foreign financial institutions, including banks. Investments in these obligations may entail risks that are different from those of investments in obligations of U.S. financial institutions, including banks, because of differences in political, regulatory and economic systems and conditions. These risks include future political and economic developments, currency blockage, the possible imposition of withholding taxes on interest payments, differing reserve requirements, reporting and recordkeeping requirements and accounting standards, possible seizure or nationalization of deposits, difficulty or inability of pursuing legal remedies and obtaining judgments in foreign courts, possible establishment of exchange controls or the adoption of other foreign governmental restrictions that might affect adversely the payment of principal and interest on financial institution obligations. Under normal market conditions, the Fund will invest more than 25% of its assets in the bank and other financial institution obligations described above. The Fund's concentration of its investments in the obligations of banks and other financial institutions will cause the Fund to be subject to the risks peculiar to these industries to a greater extent than if its investments were not so concentrated.

COMMERCIAL PAPER. The Fund may invest in fixed rate or variable rate commercial paper, issued by U.S. or foreign entities. Commercial paper when purchased by the Fund must be rated in the highest short-term rating category by any two NRSROs (or one NRSRO if that NRSRO is the only such NRSRO which rates such security) or, if not so rated, must be believed by Bankers Trust, acting under the supervision of the Board of Trustees of the Fund, to be of comparable quality. Any commercial paper issued by a foreign entity and purchased by the Fund must be U.S. dollar-denominated and must not be subject to foreign withholding tax at the time of purchase. Investing in foreign commercial paper generally involves risks similar to those described above relating to obligations of foreign banks or foreign branches and subsidiaries of U.S. and foreign banks.

VARIABLE RATE MASTER DEMAND NOTES. Variable rate master demand notes are unsecured instruments that permit the indebtedness thereunder to vary and provide for periodic adjustments in the interest rate. Because variable rate master demand notes are direct lending arrangements between the Fund and the issuer, they are not ordinarily traded. Although no active secondary market

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

may exist for these notes, the Fund will purchase only those notes under which it may demand and receive payment of principal and accrued interest daily or may resell the note to a third party. While the notes are not typically rated by credit rating agencies, issuers of variable rate master demand notes must satisfy Bankers Trust, acting under the supervision of the Board of Trustees of the Fund, that the same criteria as set forth above for issuers of commercial paper are met. In the event an issuer of a variable rate master demand note defaulted on its payment obligation, the Fund might be unable to dispose of the note because of the absence of a secondary market and could, for this or other reasons, suffer a loss to the extent of the default. The face maturities of variable rate notes may exceed 397 days in certain circumstances. (See "Quality and Maturity of the Fund's Securities" herein.)



U.S. GOVERNMENT OBLIGATIONS. The Fund may invest in fixed or variable rate obligations issued or guaranteed by the U.S. Treasury or by agencies or instrumentalities of the U.S. government ("U.S. Government Obligations"). Obligations of certain agencies and instrumentalities of the U.S. government, such as short-term obligations of the Government National Mortgage Association, are supported by the "full faith and credit" of the U.S. government; others, such as those of the Export/Import Bank of the U.S., are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as those of the Federal National Mortgage Association, are supported by the discretionary authority of the U.S. government to purchase the agency's obligations; and still others, such as those of the Student Loan Marketing Association, are supported only by the credit of the instrumentality. No assurance can be given that the U.S. government would provide financial support to U.S. government-sponsored instrumentalities if it is not obligated to do so by law.



OTHER DEBT OBLIGATIONS. The Fund may invest in deposits, bonds, notes and debentures and other debt obligations of issuers that at the time of purchase have outstanding short-term obligations meeting the above short-term rating requirements, or if there are no such short-term ratings, are determined by Bankers Trust to be of comparable quality and are rated in the top three highest long-term rating categories by the NRSROs rating such security.


ASSET-BACKED SECURITIES. The Fund may also invest in securities generally referred to as asset-backed securities, which directly or indirectly represent a participation interest in, or are secured by and payable from, a stream of payments generated by particular assets such as motor vehicle or credit card receivables. Asset-backed securities provide periodic payments that generally consist of interest or principal payments. Consequently, the life of an asset-backed security varies with the prepayment and loss experience of the underlying assets.


REPURCHASE AGREEMENTS. The Fund may engage in repurchase agreement transactions with banks and governmental securities dealers approved by the Fund's Board of Trustees. Under the terms of a typical repurchase agreement, the Fund would acquire U.S. Government Obligations (or any other securities permitted by Rule 2a-7) regardless of maturity, subject to an obligation of the seller to repurchase, and the Fund to resell, the obligation at an agreed price and time, thereby determining the yield during the Fund's holding period. This arrangement results in a fixed rate of return that is not subject to market fluctuations during the Fund's holding period. The value of the underlying securities will be at least equal at all times to the total amount of the repurchase obligations, including interest. The Fund bears a risk of loss in the event that the other party to a repurchase agreement defaults on its obligations and the Fund is delayed in or prevented from exercising its rights to dispose of the collateral securities, including the risk of a possible decline in the value of the underlying securities during the period in which the Fund seeks to assert these rights. Bankers Trust, acting under the supervision of the Board of Trustees of the Fund, reviews the creditworthiness of those banks and dealers with which the Fund enters into repurchase agreements and monitors on an ongoing basis the value of the securities subject to repurchase agreements to ensure that it is maintained at the required level.

REVERSE REPURCHASE AGREEMENTS. The Fund may enter into reverse repurchase agreements. In a reverse repurchase agreement the Fund agrees to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price. At the time the Fund enters into a reverse repurchase agreement it will earmark cash, U.S. Government Obligations or other high grade, liquid debt instru-

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


ments having a value equal to the repurchase price, including accrued interest. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Fund may decline below the repurchase price of the securities. Reverse repurchase agreements are considered to be borrowings by the Fund for purposes of the limitations described in "Additional Investment Limitations" below and in the SAI. The Fund may only enter into reverse repurchase agreements for temporary purposes and not for leverage.


WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. To secure prices deemed advantageous at a particular time, the Fund may purchase securities on a when-issued or delayed delivery basis, in which case delivery of the securities occurs beyond the normal settlement period; payment for or delivery of the securities would be made prior to the reciprocal delivery or payment by the other party to the transaction. The Fund will enter into when-issued or delayed delivery transactions for the purpose of acquiring securities and not for the purpose of leverage. When-issued securities purchased by the Fund may include securities purchased on a "when, as and if issued" basis under which the issuance of the securities depends on the occurrence of a subsequent event.


Securities purchased on a when-issued or delayed delivery basis may expose the Fund to risk because the securities may experience fluctuations in value prior to their actual delivery. The Fund does not accrue income with respect to a when-issued or delayed delivery security prior to its stated delivery date. Purchasing securities on a when-issued or delayed-delivery basis can involve the additional risk that the yield available in the market when the delivery takes place may be higher than that obtained in the transaction itself. Upon purchasing a security on a when-issued or delayed delivery basis, the Fund will earmark cash, U.S. Government Obligations or other liquid instruments in an amount at least equal to the when-issued or delayed delivery commitment.



INVESTMENT IN OTHER INVESTMENT COMPANIES. In accordance with applicable law, the Fund may invest its assets in other money market funds with comparable investment objectives. In general, the Fund may not (1) purchase more than 3% of any other money market fund's voting stock; (2) invest more than 5% of its assets in any single money market fund; and (3) invest more that 10% of its assets in other money market funds (unless permitted to exceed these limitations by an exemptive order of the SEC).

ILLIQUID SECURITIES. The Fund may not invest more than 10% of its net assets in securities which are illiquid or otherwise not readily marketable (such securities may include securities which are subject to legal or contractual restrictions on resale and repurchase agreements with maturities over seven days). If a security becomes illiquid after purchase by the Fund, the Fund will normally sell the security as soon as is reasonably practicable unless if to do so would not be in the best interests of shareholders.


CREDIT ENHANCEMENT. Certain of the Fund's acceptable investments may be credit-enhanced by a guaranty, letter of credit, or insurance. Any bankruptcy, receivership, default, or change in the credit quality of the party providing the credit enhancement will adversely affect the quality and marketability of the underlying security and could cause losses to the Fund and affect the Fund's share price. Subject to the diversification limits contained in Rule 2a-7, the Fund may have more than 25% of its total assets invested in securities credit-enhanced by banks or other financial institutions.


QUALITY AND MATURITY OF THE FUND'S SECURITIES


The Fund will maintain a dollar-weighted average maturity of 90 days or less. All securities in which the Fund invests will have, or be deemed to have, remaining maturities of 397 days or less on the date of their purchase, will be denominated in U.S. dollars and will have been granted the required ratings established herein by two NRSROs (or one NRSRO if that NRSRO is the only such NRSRO which provides such ratings), or if unrated, are believed by Bankers Trust, under the supervision of the Fund's Board of Trustees, to be of comparable quality. Currently, there are five rating agencies which have been designated by the SEC as an NRSRO. These organizations and their highest short-term rating category (which also may be modified by a "+") are: Duff and Phelps, Inc., D-1; Fitch IBCA, Inc., F-1; Moody's Investors Service Inc., Prime-1; Standard & Poor's, A-1; and Thomson BankWatch, Inc., T-1. A description of all short and long-term ratings is provided in the Appendix to the SAI. Bankers Trust, acting under the supervision of and procedures adopted by the Fund's Board of Trustees, will also determine that all securities purchased by the Fund present minimal credit risks. Bankers Trust will cause the Fund to dispose of any security as soon as practicable if the security is no longer of the requisite quality, unless such action would not be in the best interest of the Fund. High-quality,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

short-term instruments may result in a lower yield than instruments with a lower quality or longer term.

ADDITIONAL INVESTMENT LIMITATIONS


The Fund may not invest more than 25% of its total assets in the securities of issuers in any single industry (excluding U.S. Government Obligations and repurchase agreements collateralized by U.S. Government Obligations), except that, under normal market conditions, more than 25% of the total assets of the Fund will be invested in obligations of banks and other financial institutions. As an operating policy, the Fund may not invest more than 5% of its total assets in the obligations of any one issuer except: (1) as may be permitted by Rule 2a-7 and (2) for U.S. Government Obligations and repurchase agreements collateralized fully thereby, which may be purchased without limitation. The Fund is also authorized to borrow for temporary purposes to meet redemptions, including entering into reverse repurchase transactions, in an amount up to 10% of its total assets and to pledge its assets to the same extent in connection with these borrowings. At the time of an investment, the Fund's aggregate holdings of repurchase agreements having a remaining maturity of more than seven calendar days (or which may not be terminated within seven calendar days upon notice by the Fund), time deposits having remaining maturities of more than seven calendar days and other illiquid securities will not exceed 10% of the Fund's net assets. If changes in the liquidity of certain securities cause the Fund to exceed such 10% limit, the Fund will take steps to bring the aggregate amount of its illiquid securities back below 10% of its net assets as soon as practicable, unless such action would not be in the best interest of the Fund. The Fund's limitations on investment in a single industry and on borrowing may not be changed without the approval of the shareholders of the Fund. All other investment policies and limitations described in this Memorandum may be changed by a vote of the Fund's Board of Trustees.

The SAI contains further information on the Fund's investment restrictions.

--------------------------------------------------------------------------------
RISK FACTORS
--------------------------------------------------------------------------------

The Fund is designed as a cash management vehicle for institutional investors seeking high current income approximating money market rates while remaining liquid with a stable share price. The Fund adheres to the following practices which enable it to attempt to maintain a $1.00 share price: limiting average dollar-weighted maturity of the securities held by the Fund to 90 days or less; buying securities which mature, or are deemed to mature, in 397 days or less; and buying only high-quality securities with minimal credit risks. The Fund cannot guarantee a $1.00 share price, but these practices help to minimize any price fluctuations that might result from rising or declining interest rates. While the Fund invests in high-quality money market securities, investors should be aware that an investment in the Fund is not without risk. All money market instruments, including U.S. Government Obligations, can change in value when interest rates or an issuer's creditworthiness changes.


It is expected that money used to purchase Fund shares will be comprised primarily of cash collateral which the Fund's institutional investors receive in connection with their participation in Bankers Trust's securities lending program. The amount of such collateral is subject to periodic fluctuation, and accordingly the Fund may experience large purchases and redemptions over a relatively short time period which may impact the Fund's ability to optimize cash management. To assist the Fund in remaining fully invested, pursuant to its request, the Fund has received an order from the SEC granting the Fund and Bankers Trust permission to jointly enter into repurchase agreements and other investments with non-affiliated banks, broker-dealers or other issuers with respect to amounts to be received on any day. Such investments will be apportioned between the Fund and Bankers Trust in such a manner as to maximize the investment of cash by the Fund.

--------------------------------------------------------------------------------
NET ASSET VALUE
--------------------------------------------------------------------------------


The NAV per share of the Fund is calculated on each Valuation Day, currently each Monday through Friday, except (a) January 1st, Martin Luther King, Jr.'s Birthday (the third Monday in January), Presidents' Day (the third Monday in February), Good Friday, Memorial Day (the last Monday in May), July 4th, Labor Day (the first Monday in September), Columbus Day (the second Monday in October), Veteran's Day (November 11th), Thanksgiving Day (the last Thursday in November) and December 25th; and (b) the preceding Friday or the subsequent Monday when one of the calendar determined holidays fall on a Saturday or Sunday, respectively.


The NAV per share of the Fund is computed by dividing the value of the Fund's assets, less all liabilities, by the total number of its shares outstanding. The NAV per share will normally be $1.00.



The assets of the Fund are valued by using the amortized cost method of valuation. This method involves valuing each security held by the Fund at its cost at the time of its purchase and thereafter assuming a constant amortization to maturity of any discount or premium. Accordingly, immaterial fluctuations in the market value of the securities held by the Fund will not be reflected in the Fund's NAV. All cash receivables and current payments are valued at face value. The Board of Trustees of the Fund will monitor the valuation of assets by this method and will make such changes as it deems necessary to assure that the assets are valued fairly and in good faith.

--------------------------------------------------------------------------------
PURCHASE AND REDEMPTION OF SHARES
--------------------------------------------------------------------------------

PURCHASE OF SHARES

The Fund accepts purchase orders for shares of the Fund at the NAV per share of the Fund next determined on each Valuation Day. See "Net Asset Value" herein. There is no sales charge on the purchase of shares. There is no minimum required initial investment amount. Shares of the Fund may be purchased in only those states where they may be lawfully sold. The Fund and the Placement Agent reserve
the right to reject any purchase order.      Investors in the Fund must qualify
as both (1) "Accredited Investors" as defined under Regulation D of the Securities Act of 1933, as amended and (2) institutional investors.

Purchase orders for shares of the Fund will receive, on any Valuation Day, the NAV next determined following receipt by Bankers Trust, as the Fund's transfer agent (the "Transfer Agent"), of such order. If a purchase order is transmitted to the Transfer Agent prior to 5:30 p.m., Eastern time, and if payment in the form of federal funds is received on that day by Bankers Trust, as the Fund's custodian (the "Custodian"), the shareholder will be invested as of that day and will accrue the dividend declared on that day.

It is anticipated that the majority of investors in the Fund will issue standing orders, effective on or before 5:30 p.m., Eastern time of each day on which the Fund is open, to invest in the Fund cash collateral received in connection with securities lending transactions. Shares must be purchased in accordance with procedures established by Bankers Trust and the Placement Agent in connection with customers' accounts.

Certificates for shares will not be issued. Each shareholder's account will be maintained by the Transfer Agent. The Transfer Agent may subcontract with other service providers to perform certain services.

REDEMPTION OF SHARES

Shareholders may redeem shares at the NAV per share next determined on each Valuation Day. It is anticipated that the majority of investors in the Fund will issue standing orders to Bankers Trust to redeem shares of the Fund as necessary in connection with such investors' participation in Bankers Trust's securities lending program. Redemption requests for shares of the Fund transmitted to the Transfer Agent prior to 5:30 p.m., Eastern time, on each Valuation Day will be redeemed on that day at the NAV per share next determined, and the redemption proceeds normally will be delivered to the shareholder's account on that day; no dividend will accrue on the day of redemption. Payments for redemptions will in any event be made within seven calendar days following receipt of the request. Within the first

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

five Valuation Days of each month, the Fund pays dividends for the preceding month. Dividends will not be reinvested in the Fund. Redemption orders are processed without charge by the Fund.

--------------------------------------------------------------------------------
DIVIDENDS, DISTRIBUTIONS AND TAXES
--------------------------------------------------------------------------------

The Trust intends for the Fund to qualify annually and to elect to be treated as a "regulated investment company" under the Internal Revenue Code of 1986, as amended (the "Code").

Provided that the Fund continues to qualify as a regulated investment company, the Fund will not be subject to U.S. Federal income tax on its investment company taxable income and net capital gains (the excess of net long-term capital gains over net short-term capital losses), if any, that it distributes to shareholders. The Fund intends to distribute to its shareholders, at least annually, substantially all of its investment company taxable income and net capital gains, and therefore does not anticipate incurring a federal income tax liability.

The Fund determines its net income and realized capital gains, if any, on each Valuation Day at 5:30 p.m. Eastern time. The Fund declares dividends from its net income on each Valuation Day and pays dividends in cash for the preceding month within the first five Valuation Days of each month. The Fund reserves the right to include realized short-term gains, if any, in such daily dividends. Distributions of the Fund's realized long-term capital gains, if any, and any undistributed net realized short-term capital gains are normally declared and paid annually in cash at the end of the fiscal year in which they were earned to the extent they are not offset by any capital loss carryforwards.

Dividends paid out of the Fund's investment company taxable income will be taxable to a U.S. shareholder as ordinary income, provided that such shareholder is not a tax-exempt entity. Distributions of net capital gains, if any, designated as capital gain dividends are taxable as long-term capital gains, regardless of how long the shareholder has held the Fund's shares, and are not eligible for the dividends-received deduction applicable to corporations. Shareholders should consult their own tax adviser concerning the application of federal, state and local taxes to the distributions they receive from the Fund.

The Trust is organized as a Massachusetts business trust and, under current law, neither the Trust nor the Fund is liable for any income or franchise tax in the Commonwealth of Massachusetts, provided that the Fund continues to qualify as a regulated investment company under Subchapter M of the Code.

--------------------------------------------------------------------------------
PERFORMANCE INFORMATION AND REPORTS
--------------------------------------------------------------------------------

From time to time, the Fund may report its "current yield" and/or "effective yield" to investors. The Fund will not publicly advertise its performance, nor make its performance figures available to reporting services. All yield figures are based on historical earnings and are not intended to indicate future performance. The "current yield" of the Fund refers to the income generated by an investment in the Fund over a seven- day period (which period will be stated in the report). This income is then "annualized;" that is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by an investment in the Fund is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because of the compounding effect of this assumed reinvestment.

Yield is a function of the quality, composition and maturity of the securities held by the Fund and operating expenses of the Fund. In particular, the Fund's yield will rise and fall with short-term interest rates, which can change frequently and sharply. In periods of rising interest rates, the yield of the Fund will tend to be somewhat lower than prevailing market rates, and in periods of declining interest rates, the yield will tend to be somewhat higher. In addition, when interest rates are rising, the inflow of net new money to the Fund from the continuous sale of its shares will likely be invested by the Fund in instruments producing higher yields than the balance of the Fund's securities, thereby increasing the current yield of the Fund. In periods of falling interest

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

rates, the opposite can be expected to occur. Accordingly, yields will fluctuate and do not necessarily indicate future results. While yield information may be useful in reviewing the performance of the Fund, it may not provide a basis for comparison with bank deposits, other fixed rate investments, or other investment companies that may use a different method of calculating yield.


From time to time reports to shareholders may compare the yield of the Fund to that of other mutual funds with similar investment objectives or to that of a particular index. The yield of the Fund might be compared with, for example, the IBC/Donoghue's Taxable First Tier Institutional Only Money Fund Average, which is an average compiled by IBC/Donoghue's Money Fund Report, a widely recognized, independent publication that monitors the performance of money market mutual funds. Similarly, the yield of the Fund might be compared with rankings prepared by Micropal Limited and/or Lipper Analytical Services, Inc., which are widely recognized, independent services that monitor the investment performance of mutual funds. The yield of the Fund might also be compared with the average yield reported by the Bank Rate Monitor for money market deposit accounts offered by the 50 leading banks and thrift institutions in the top five standard metropolitan areas. Shareholders may make inquiries regarding the Fund's performance by contacting the Fund's service agent at 1-800-730-1313.


Shareholders will receive financial reports semi-annually that include the Fund's financial statements, including a listing of investment securities held by the Fund at those dates. Annual reports are audited by independent accountants.

--------------------------------------------------------------------------------
MANAGEMENT OF THE FUND AND TRUST
--------------------------------------------------------------------------------

BOARD OF TRUSTEES

The affairs of the Fund and Trust are managed under the supervision of the Trust's Board of Trustees (referred to herein as the "Fund's Board of Trustees"). For more information with respect to the Fund's Board of Trustees, see "Management of the Trust" in the SAI. By virtue of the responsibilities assumed by Bankers Trust, as administrator of the Trust, the Trust does not need employees other than its executive officers. None of the executive officers of the Trust devotes full time to the affairs of the Fund or Trust.

INVESTMENT ADVISER

Bankers Trust Company, a New York banking corporation with principal offices at 130 Liberty Street (One Bankers Trust Plaza), New York, New York 10006, is a wholly owned subsidiary of Bankers Trust Corporation. Bankers Trust conducts a variety of general banking and trust activities and is a major wholesale supplier of financial services to the international and domestic institutional market. As of June 30, 1998, Bankers Trust Corporation was the seventh largest bank holding company in the United States with total assets of over $150 billion. Bankers Trust is dedicated to serving the needs of corporations, government agencies, financial institutions and private clients through a global network of over 90 offices in more than 50 countries. Investment management is a core business of Bankers Trust, built in a tradition of excellence from its roots as a trust bank founded in 1903. The scope of Bankers Trust's investment management capability is unique due to its leadership positions in both active and passive quantitative management and its presence in major equity and fixed income markets around the world. Bankers Trust is one of the nation's largest and most experienced investment managers with over $300 billion in assets under management globally.

Bankers Trust, subject to the supervision and direction of the Fund's Board of Trustees, manages the Fund in accordance with the Fund's investment objective and stated investment policies, makes investment decisions for the Fund, places orders to purchase and sell securities and other financial instruments on behalf of the Fund and employs professional investment managers and securities analysts who provide research services to the Fund. All orders for investment transactions on behalf of the Fund are placed by Bankers Trust with broker-dealers and other financial intermediaries that it selects, including those affiliated with Bankers Trust. A Bankers Trust affiliate will be used in connection with a purchase or sale of an investment for the Fund only if Bankers Trust believes that the affiliate's charge for the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

transaction does not exceed usual and customary levels. The Fund will not invest in obligations for which Bankers Trust or any of its affiliates is the ultimate obligor or accepting bank. The Fund may, however, invest in the obligations of correspondents and customers of Bankers Trust.

Under its Investment Advisory Agreement, Bankers Trust receives a fee from the Fund, computed daily and paid monthly, at the annual rate of 0.10% of the average daily net assets of the Fund.

Bankers Trust has been advised by its counsel that, in counsel's opinion, Bankers Trust currently may perform the services for the Fund and Trust described in this Memorandum and the SAI without violation of the Glass-Steagall Act or other applicable banking laws or regulations. State laws on this issue may differ from the interpretations of relevant federal law and banks and financial institutions may be required to register as dealers pursuant to state securities law.

ADMINISTRATOR

Under its Administration and Services Agreement with the Trust, Bankers Trust acts as administrator, transfer agent, shareholder servicing agent, custodian and dividend disbursing agent. As the Fund's administrator, Bankers Trust calculates the NAV of the Fund and generally assists the Board of Trustees of the Fund in all aspects of the administration and operation of the Trust. Under its Administration and Services Agreement with the Trust, Bankers Trust receives a fee, computed daily and paid monthly, at the annual rate of 0.02% of the average daily net assets of the Fund. This fee is included in the Fund's other expenses. (See "Summary of the Fund Expenses" herein) Under the Administration and Services Agreement, Bankers Trust may delegate one or more of its responsibilities to others at Bankers Trust's expense. For more information, see the SAI.

PLACEMENT AGENT

Under its Placement Agent Agreement with the Fund, ICC, as Placement Agent, serves as the Trust's principal underwriter on a best efforts basis. ICC and its affiliates currently provide administration and distribution services for other registered investment companies. The principal business address of ICC is Two Portland Square, Portland, ME 04101.

SERVICE AGENT

Bankers Trust acts as service agent ("Service Agent") pursuant to its Administration and Services Agreement with the Fund and receives no additional compensation from the Fund for such shareholder services. The services provided by Bankers Trust as Service Agent may include establishing and maintaining shareholder accounts, processing purchase and redemption transactions, performing shareholder sub-accounting, answering client inquiries regarding the Fund, transmitting proxy statements, updating prospectuses and other communications to shareholders and, with respect to meetings of shareholders, collecting, tabulating and forwarding to the Trust executed proxies and obtaining such other information and performing such other services as the shareholders may reasonably request and agree upon with the Service Agent.

CUSTODIAN AND TRANSFER AGENT

Bankers Trust acts as custodian of the assets of the Fund and serves as the transfer agent for the Fund under the Administration and Services Agreement with the Fund.

ORGANIZATION OF THE TRUST

The Trust was organized on March 26, 1990, under the laws of the Commonwealth of Massachusetts. The Fund is a separate series of the Trust. The Trust offers shares of beneficial interest of separate series, par value $0.001 per share. The shares of the other series of the Trust are offered through separate prospectuses. No series of shares has any preference over any other series.

The Trust is an entity commonly known as a "Massachusetts Business Trust." Under Massachusetts law, shareholders of such a business trust may, under certain circumstances, be held personally liable as partners for its obligations. However, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations.

When matters are submitted for shareholder vote, shareholders of the Fund will have one vote for each full share held and proportionate, fractional votes for fractional shares held. A separate vote of the Fund is required on any matter affecting the Fund on which shareholders are entitled to vote. Shareholders of the Fund are not entitled to vote on Trust matters that do not affect the Fund. There normally will be no meetings of

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--------------------------------------------------------------------------------

shareholders for the purpose of electing Trustees unless and until such time as less than a majority of Trustees holding office have been elected by shareholders, at which time the Trustees then in office will call a shareholders' meeting for the election of Trustees. Any Trustee may be removed from office upon the vote of shareholders holding at least two-thirds of the Trust's outstanding shares at a meeting called for that purpose. The Trustees are required to call such a meeting upon the written request of shareholders holding at least 10% of the Trust's outstanding shares.


Shareholders of all the series of the Trust will vote together to elect Trustees of the Trust and for certain other matters. Under certain circumstances, the shareholders of one or more series could control the outcome of these votes.


EXPENSES OF THE TRUST

The Fund bears its own expenses. Operating expenses for the Fund generally consist of all costs not specifically borne by Bankers Trust, including investment advisory fees, administration and services fees, fees for necessary professional services, amortization of organizational expenses, the costs of regulatory compliance and costs associated with maintaining legal existence and shareholder relations.

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

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

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

BT INSTITUTIONAL FUNDS
INSTITUTIONAL DAILY ASSETS FUND

INVESTMENT ADVISER AND ADMINISTRATOR BANKERS TRUST COMPANY 130 Liberty Street (One Bankers Trust Plaza) New York, NY 10006

PLACEMENT AGENT

ICC DISTRIBUTORS, INC.
Two Portland Square
Portland, ME 04101


CUSTODIAN AND TRANSFER AGENT
BANKERS TRUST COMPANY
130 Liberty Street (One Bankers Trust Plaza)
New York, NY 10006


INDEPENDENT ACCOUNTANTS
PRICEWATERHOUSECOOPERS LLP
250 West Pratt Street
Baltimore, MD 21201


COUNSEL
WILLKIE FARR & GALLAGHER

787 Seventh Avenue
New York, NY 10019

 ................................................................................

No person has been authorized to give any information or to make any representations other than those contained in the Fund's Confidential Private Offering Memorandum, its Confidential Statement of Additional Information in connection with the offering of the Fund's shares and, if given or made, such other information or representations must not be relied on as having been authorized by the Trust. This Confidential Private Offering Memorandum does not constitute an offer in any state in which, or to any person to whom, such offer may not lawfully be made.
 ................................................................................

STA814300 (10/98)




                               BT INSTITUTIONAL FUNDS



                         INSTITUTIONAL DAILY ASSETS FUND



                                     PART B



Item 10.    Cover Page.



Not Applicable



Item 11.    Table of Contents.



See "Table of Contents" in the Confidential Statement of Additional Information attached hereto.

Item 12.    General Information and History



See "Appendix" in the Confidential Statement of Additional Information attached hereto.



Item 13.    Investment Objective and Policies



See "Investment Objective and Policies" and "Investment Restrictions" in the Confidential Statement of Additional Information attached hereto.



Item 14.    Management of the Trust and the Portfolio



See "Management of the Trust" in the Confidential Statement of Additional Information attached hereto.



Item 15.    Control Persons and Principal Holders of Securities



See "Trustee Compensation Table" in the Confidential Statement of Additional Information attached hereto.

Item 16.    Investment Advisory, Management and Other Services



See "Investment Adviser," "Custodian and Transfer Agent," and "Counsel and Independent Accountants" in the Confidential Statement of Additional Information attached hereto.

Item 17.    Portfolio Transactions and Brokerage Commissions



See "Portfolio Transactions" in the Confidential Statement of Additional Information attached hereto.

Item 18.    Capital Stock and Other Securities



See "Organization of the Trust" in the Confidential Statement of Additional Information attached hereto.

Item 19.    Purchase, Redemption and Pricing of Securities



See "Purchase and Redemption Information" in the Confidential Statement of Additional Information attached hereto.

Item 20.    Tax Status



See "Taxes" in the Confidential Statement of Additional Information attached hereto.

Item 21.    Underwriters



Not Applicable

Item 22.    Calculations of Performance Data



See "Performance Information" in the Confidential Statement of Additional Information attached hereto.

Item 23.    Financial Statements



     See "Financial Statements" in the Confidential Statement of Additional Information attached hereto.

                            Do Not Copy or Circulate



                                 Investor Copy #



                             BT INSTITUTIONAL FUNDS

                         INSTITUTIONAL DAILY ASSETS FUND



                                  October 27, 1998



                CONFIDENTIAL STATEMENT OF ADDITIONAL INFORMATION



BT Institutional Funds (the "Trust") is an open-end management investment company that offers investors a selection of investment portfolios, each having distinct investment objectives and policies. This Confidential Statement of Additional Information ("SAI") relates to the Institutional Daily Assets Fund (the "Fund"). The Fund seeks a high level of current income consistent with liquidity and the preservation of capital through investment in high-quality money market instruments.



Shares of the Fund are sold by ICC Distributors, Inc. ("ICC"), the Trust's Distributor (and the Fund's Placement Agent), primarily to clients and customers of Bankers Trust Company ("Bankers Trust") that participate in Bankers Trust's securities lending program. Bankers Trust serves as the Fund's investment adviser (the "Adviser").



THE SECURITIES DESCRIBED HEREIN ARE OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAVE NOT BEEN REGISTERED WITH OR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY OF ANY JURISDICTION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS SAI. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



SHARES OF THE FUND ARE BEING OFFERED ONLY TO INVESTORS WHO QUALIFY AS BOTH (1) ACCREDITED INVESTORS AS DEFINED UNDER REGULATION D UNDER THE SECURITIES ACT AND
(2) INSTITUTIONAL INVESTORS. SHARES OF THE FUND ARE NOT BEING OFFERED TO INDIVIDUALS OR TO ENTITIES ORGANIZED FOR THE PURPOSE OF INVESTING ON BEHALF OF INDIVIDUALS. NO RESALE OF SHARES MAY BE MADE UNLESS THE SHARES ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.



THIS SAI HAS BEEN PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE INFORMATION OF THE RECIPIENT AND MAY NOT BE REPRODUCED, PROVIDED TO OTHERS OR USED FOR ANY OTHER PURPOSE.



NO PERSON HAS BEEN AUTHORIZED TO MAKE REPRESENTATIONS OR ANY INFORMATION WITH RESPECT TO THE SHARES, EXCEPT THE INFORMATION CONTAINED HEREIN OR IN THE TRUST'S REGISTRATION STATEMENT FILED UNDER THE 1940 ACT.



INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY MEET CERTAIN FINANCIAL REQUIREMENTS AND THAT THEY ARE FAMILIAR WITH AND UNDERSTAND THE TERMS, RISKS AND MERITS OF AN INVESTMENT IN THE FUND.



The Fund's confidential private offering memorandum, which may be amended from time to time (the "Confidential Private Offering Memorandum"), is dated October 27, 1998. The Confidential Private Offering Memorandum provides the basic information investors should know before investing, and may be obtained without charge by calling the Fund at (212) 250-6934. This SAI, which is not a Confidential Private Offering Memorandum, is intended to provide additional information regarding the activities and operations of the Trust and should be read in conjunction with the Confidential Private Offering Memorandum. Capitalized terms not otherwise defined in this SAI have the meanings accorded to them in the Fund's Confidential Private Offering Memorandum.



                              BANKERS TRUST COMPANY

                      Investment Adviser and Administrator



                             ICC DISTRIBUTORS, INC.

                                 Placement Agent

Two Portland Square, Portland, ME 04101

                                 TABLE OF CONTENTS




INVESTMENT OBJECTIVE AND POLICIES         11



PORTFOLIO TRANSACTIONS                    33



NET ASSET VALUE                           4



PURCHASE AND REDEMPTION INFORMATION       44



MANAGEMENT OF THE TRUST                   55



ORGANIZATION OF THE TRUST                 88



TAXES                                     88



PERFORMANCE INFORMATION                   99



FINANCIAL STATEMENTS                      99



APPENDIX                                  1010

25


                        INVESTMENT OBJECTIVE AND POLICIES



The Fund's Confidential Private Offering Memorandum discusses the investment objective of the Fund and the policies to be employed to achieve that objective. This section contains supplemental information concerning the types of securities and other instruments in which the Fund may invest, the investment policies and portfolio strategies that the Fund may utilize and certain risks attendant to those investments, policies and strategies.



   OBLIGATIONS OF BANKS AND OTHER FINANCIAL INSTITUTIONS



      For purposes of the Fund's investment policies with respect to obligations of financial institutions including banks, the assets of a bank will be deemed to include the assets of its domestic and foreign branches. Obligations of foreign branches of U.S. banks and foreign banks may be general obligations of the parent bank in addition to the issuing bank or may be limited by the terms of a specific obligation and by U.S. or foreign government regulation, as applicable. If Bankers Trust, acting under the supervision of the Board of Trustees, deems the instruments to present minimal credit risk, the Fund may invest in U.S. or foreign financial institutions, including; but not limited to, banks located in the United Kingdom, Grand Cayman Island, Nassau, Japan and Canada. Investments in these obligations may entail risks that are different from those of investments in obligations of U.S. domestic banks or other financial institutions because of differences in political, regulatory and economic systems and conditions. These risks include future political and economic developments, currency blockage, the possible imposition of withholding taxes on interest payments, possible seizure or nationalization of foreign deposits, difficulty or inability of pursuing legal remedies and obtaining judgments in foreign courts, possible establishment of exchange controls or the adoption of other foreign governmental restrictions that might affect adversely the payment of principal and interest on bank obligations. Foreign branches of U.S. banks and foreign banks may also be subject to less stringent reserve requirements and to different accounting, auditing, reporting and recordkeeping standards that those applicable to domestic branches of U.S. banks.



   COMMERCIAL PAPER



      Commercial paper obligations in which the Fund may invest are short-term, unsecured negotiable promissory notes of U.S. or foreign entities that at the time of purchase meet the rating criteria described in the Confidential Private Offering Memorandum. Investments in foreign commercial paper generally involve risks similar to those described above relating to obligations of financial institutions, including foreign banks or foreign branches and subsidiaries of U.S. and foreign banks.



   U.S. GOVERNMENT OBLIGATIONS



         The Fund may invest in direct obligations issued by the U.S. Treasury or in obligations issued or guaranteed by the U.S. Treasury or by agencies or instrumentalities of the U.S. government ("U.S. Government Obligations"). Certain U.S. Government Obligations, such as those issued by the Government National Mortgage Association , are supported by the "full faith and credit" of the U.S. government; others, such as those of the Export/Import Bank of the U.S., are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as those of the Federal National Mortgage Association are solely the obligations of the issuing entity, but are supported by the discretionary authority of the U.S. government to purchase the agency's obligations; and still others, such as those of the Student Loan Marketing Association, are supported by the credit of the instrumentality. No assurance can be given that the U.S. government would provide financial support to U.S. Government-sponsored instrumentalities if it is not obligated to do so by law.



      Examples of the types of U.S. Government Obligations that the Fund may hold include, but are not limited to, in addition to those described above and direct U.S. Treasury obligations, the obligations of the Federal Housing Administration, Farmers Home Administration, Small Business Administration, General Services Administration, Central Bank for Cooperatives, Farm Credit Banks, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal Intermediate Credit Banks, Federal Land Banks and Maritime Administration.



   REVERSE REPURCHASE AGREEMENTS



      The Fund may borrow funds for temporary or emergency purposes, such as meeting larger than anticipated redemption requests, and not for leverage, by among other things, agreeing to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price (a "reverse repurchase agreement"). At the time the Fund enters into a reverse repurchase agreement it will place in a segregated custodial account cash, U.S. Government Obligations or high-grade liquid debt obligations having a value equal to the repurchase price, including accrued interest. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Fund may decline below the repurchase price of those securities. Reverse repurchase agreements are considered to be borrowings by the Fund.



   INVESTMENTS IN OTHER INVESTMENT COMPANIES



      Since the investment companies in which the Fund may invest have their own operating expenses, the Fund's investment in these investment companies may result in the duplication of expenses.







Year 2000 Matters



Like other mutual funds, financial and business organizations and individuals around the world, the Fund could be adversely affected if the computer systems used by Bankers Trust and other service providers do not properly process and calculate date-related information and data from and after January 1, 2000. This is commonly known as the "Year 2000 Problem." Bankers Trust is taking steps that it believes are reasonably designed to address the Year 2000 Problem with respect to computer systems that it uses and to obtain reasonable assurances that comparable steps are being taken by the Fund's other major service providers. At this time, however, there can be no assurance that these steps will be sufficient to avoid any adverse impact to the Fund nor can there be any assurance that the Year 2000 Problem will not have an adverse effect on the companies whose securities are held by the Fund or on global markets or economies, generally.



Rating Services



   Ratings represent the opinions of rating services as to the quality of the securities that they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and are not absolute standards of quality. Although these ratings are an initial criterion for selection of portfolio investments, Bankers Trust also makes its own evaluation of these securities, subject to review by the Board of Trustees of the Trust. After purchase by the Fund, an obligation may cease to be rated or its rating may be reduced below the minimum required for purchase by the Fund. Neither event would require the Fund to eliminate the obligation from its portfolio, but Bankers Trust will consider such an event in its determination of whether the Fund should continue to hold the obligation. A description of the ratings used herein and in the Confidential Private Offering Memorandum is set forth in the Appendix to this SAI.



THE FOLLOWING FUNDAMENTAL INVESTMENT RESTRICTIONS AND NON-FUNDAMENTAL INVESTMENT OPERATING POLICIES HAVE BEEN ADOPTED BY THE TRUST, WITH RESPECT TO THE FUND BECAUSE OF REQUIREMENTS OF FEDERAL SECURITIES LAWS OR REGULATIONS. UNLESS AN INVESTMENT INSTRUMENT OR TECHNIQUE IS DESCRIBED IN THE CONFIDENTIAL PRIVATE OFFERING MEMORANDUM, THE FUND MAY NOT INVEST IN THAT INVESTMENT INSTRUMENT OR ENGAGE IN THAT INVESTMENT TECHNIQUE.



Investment Restrictions



The investment restrictions below have been adopted by the Trust with respect to the Fund as fundamental policies. Under the 1940 Act, a "fundamental" policy may not be changed without the "vote of a majority of the outstanding voting securities" of the Fund which is defined in the 1940 Act as the lesser of (a) 67% or more of the shares of the Fund present at a shareholder meeting of the Fund if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (b) more than 50% of the outstanding shares of the Fund. The percentage limitations contained in the restrictions listed below apply at the time of the purchase of the securities.



As a matter of fundamental policy, the Fund may not:



1. Borrow money or mortgage or hypothecate assets of the Fund, except that in an amount not to exceed 10% of the current value of the Fund's total assets, it may borrow money as a temporary measure for extraordinary or emergency purposes and enter into reverse repurchase agreements or dollar roll transactions, and except that it may pledge, mortgage or hypothecate not more than 10% of such assets to secure such borrowings (it is intended that money would be borrowed only from banks or through reverse repurchase agreements and only either to accommodate redemption requests while effecting an orderly liquidation of portfolio securities or to maintain liquidity in the event of an unanticipated failure to complete a portfolio security transaction or other similar situations), provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered a pledge of assets for purposes of this restriction and except that assets may be pledged to secure letters of credit solely for the purpose of participating in a captive insurance company sponsored by the Investment Company Institute; for additional related restrictions, see clause (i) under the caption "Federal Restrictions" below. (As an operating policy, the Fund may not engage in dollar roll transactions or options and futures);



2. Underwrite securities issued by other persons except insofar as the Trust or the Fund may technically be deemed an underwriter under the Securities Act of 1933, as amended (the "1933 Act"), in selling a portfolio security;



3. Make loans to other persons except (a) through the use of repurchase agreements or the purchase of short-term obligations or (b) by purchasing a portion of an issue of debt securities of types distributed publicly or privately;



4. Purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (except futures and option contracts) in the ordinary course of business (except that the Fund may hold and sell, for the Fund's portfolio, real estate acquired as a result of the Fund's ownership of securities);



5. Concentrate its investments in any particular industry (excluding U.S. Government Obligations), except that the Fund will invest more than 25% of its total assets in the obligations of banks and other financial institutions, and if it is deemed appropriate for the achievement of the Fund's investment objective, up to 25% of its total assets may be invested in any other industry; and



6. Issue any "senior security" (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered to be the issuance of a senior security for purposes of this restriction.



Portfolio Turnover



The Fund may attempt to increase yield by trading to take advantage of short-term market variations, which results in higher portfolio turnover. However, this policy does not result in higher brokerage commissions to the Fund as the purchases and sales of portfolio securities are usually effected as principal transactions. The Fund's turnover rate is not expected to have a material effect on its income and has been and is expected to be zero for regulatory reporting purposes.



                             PORTFOLIO TRANSACTIONS



Decisions to buy and sell securities and other financial instruments for the Fund are made by Bankers Trust, which also is responsible for placing these transactions, subject to the overall review of the Trust's Board of Trustees. Although investment requirements for the Fund are reviewed independently from those of the other accounts managed by Bankers Trust, investments of the type the Fund may make may also be made by these other accounts. When the Fund and one or more other accounts managed by Bankers Trust are prepared to invest in, or desire to dispose of, the same security or other financial instrument, available investments or opportunities for sales will be allocated in a manner believed by Bankers Trust to be equitable to each. In some cases, this procedure may affect adversely the price paid or received by the Fund or the size of the position obtained or disposed of by the Fund.



Purchases and sales of securities on behalf of the Fund will be principal transactions. These securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. The cost of securities purchased from underwriters includes an underwriting commission or concession and the prices at which securities are purchased from and sold to dealers include a dealer's mark-up or mark-down. U.S. Government Obligations are generally purchased from underwriters or dealers, although certain newly issued U.S. Government Obligations may be purchased directly from the U.S.
Treasury or from the issuing agency or instrumentality.



Over-the-counter purchases and sales are transacted directly with principal market makers except in those cases in which better prices and executions may be obtained elsewhere and principal transactions are not entered into with persons affiliated with the Fund except pursuant to exemptive rules or orders adopted by the Securities and Exchange Commission (the "SEC"). Under rules adopted by the SEC, broker-dealers may not execute transactions on the floor of any national securities exchange for the accounts of affiliated persons, but may effect transactions by transmitting orders for execution.



In selecting dealers to execute portfolio transactions on behalf of the Fund, Bankers Trust seeks the best overall terms available. In assessing the best overall terms available for any transaction, Bankers Trust will consider the factors it deems relevant, including the breadth of the market in the investment, the price of the investment and the financial condition and execution capability of the dealer for the specific transaction and on a continuing basis. In addition, Bankers Trust is authorized, in selecting parties to execute a particular transaction and in evaluating the best overall terms available, to consider the "brokerage services," but not "research services" (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Fund.



                                 NET ASSET VALUE



The Confidential Private Offering Memorandum discusses the time at which the NAV per share of the Fund is determined for purposes of sales and redemptions.



The valuation of the Fund's securities is based on their amortized cost, which does not take into account unrealized capital gains or losses. Amortized cost valuation involves initially valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, generally without regard to the impact of fluctuating interest rates on the market value of the instrument. Although this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Fund would receive if it sold the instrument.



   The Fund's use of the amortized cost method of valuing its securities is permitted by a rule adopted by the SEC. Under this rule, the Fund must maintain a dollar-weighted average portfolio maturity of 90 days or less, purchase only instruments having remaining maturities of 397 days or less and invest only in securities determined by or under the supervision of the Trust's Board of Trustees to present minimal credit risks.



Pursuant to the rule, the Trust's Board of Trustees also has established procedures designed to allow investors in the Fund to stabilize, to the extent reasonably possible, the investors' price per share as computed for the purpose of sales and redemptions at $1.00. These procedures include review of the Fund's holdings by the Trust's Board of Trustees, at such intervals as it deems appropriate, to determine whether the value of the Fund's assets calculated by using available market quotations or market equivalents deviates from such valuation based on amortized cost.



The rule also provides that the extent of any deviation between the value of the Fund's assets based on available market quotations or market equivalents and such valuation based on amortized cost must be examined by the Trust's Board of Trustees. In the event the Trust's Board of Trustees determines that a deviation exists that may result in material dilution or other unfair results to investors or existing shareholders, pursuant to the rule, the Trust's Board of Trustees must cause the Fund to take such corrective action as the Board of Trustees regards as necessary and appropriate, including: selling portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity; withholding dividends or paying distributions from capital or capital gains; redeeming shares in kind; or valuing the Fund's assets by using available market quotations.



                       PURCHASE AND REDEMPTION INFORMATION



The Trust may suspend the right of redemption or postpone the date of payment for shares of the Fund during any period when: (a) trading on the New York Stock Exchange ("NYSE") is restricted by applicable rules and regulations of the SEC;
(b) the NYSE is closed for other than customary weekend and holiday closings;
(c) the SEC has by order permitted such suspension; or (d) an emergency exists as determined by the SEC.



   Under the terms of a Placement Agent Agreement, ICC acts as placement agent on a "best efforts" basis with respect to the sale of shares of the Fund. In addition to ICC's duties as placement agent, ICC may, in its discretion, perform additional functions in connection with transactions in the shares of the Fund.

                             MANAGEMENT OF THE TRUST



The Trust's Board of Trustees is composed of persons experienced in financial matters who meet throughout the year to oversee the activities of the Fund. In addition, the Trustees review contractual arrangements with companies that provide services to the Fund and review the Fund's performance.



The Trustees and officers of the Trust, their birthdate and their principal occupations during the past five years are set forth below. Their titles may have varied during that period. Unless otherwise indicated, the address of each officer is 5800 Corporate Drive, Pittsburgh, PA 15237-5829.



Trustees of the Trust



     CHARLES P. BIGGAR (birthdate: October 13, 1930) -- Trustee; Retired; Director of Chase/NBW Bank Advisory Board; Director, Batemen, Eichler, Hill Richards Inc.; formerly Vice President of International Business Machines and President of the National Services and the Field Engineering Divisions of IBM. His address is 12 Hitching Post Lane, Chappaqua, New York 10514.



     RICHARD J. HERRING (birthdate: February 18, 1946) -- Trustee; Vice Dean and Director, Wharton Undergraduate Division, Professor, Finance Department, The Wharton School, University of Pennsylvania. His address is 3255 Roberts Road, Bryn Mawr, Pennsylvania 19010.



     BRUCE E. LANGTON (birthdate: May 10, 1931) -- Trustee; Retired; Director, Adela Investment Co. and University Patents, Inc.; formerly Assistant Treasurer of IBM Corporation (until 1986). His address is 99 Jordan Lane, Stamford, Connecticut 06903.



Officers of the Trust



        RONALD M. PETNUCH (birthdate: February 27, 1960) ---- President and Treasurer; Senior Vice President, Federated Services Company ("FSC"); formerly, Director of Proprietary Client Services, Federated Administrative Services ("FAS"), and Associate Corporate Counsel, Federated Investors, Inc. ("FI").



     CHARLES L. DAVIS, JR. (birthdate: March 23, 1960) ---- Vice President and Assistant Treasurer; Vice President, FAS.



     JAY S. NEUMAN (birthdate: April 22, 1950) ---- Secretary; Corporate Counsel, FI.



     Messrs. Petnuch, Neuman and Davis also hold similar positions for other investment companies for which an affiliate of FI serves as the principal underwriter.



No person who is an officer or director of Bankers Trust is an officer or Trustee of the Trust. No director, officer or employee of ICC, FI, or any of their affiliates will receive any compensation from the Trust for serving as an officer or Trustee of the Trust.

Trustee Compensation Table



Aggregate Total Compensation

Name of Person, Compensation from Fund Complex

POSITION                              FROM TRUST*     PAID TO TRUSTEES+



Richard J. Herring,  $2,821           $28,750

Trustee



Bruce E. Langton,    $2,821           $28,750

Trustee



Charles P. Biggar,   $2,821           $28,750

Trustee of Trust



*     Information is furnished for the fiscal year ended June 30, 1998.



+ Aggregated information is furnished for the BT Family of Funds which consists of the following: BT Investment Funds, BT Institutional Funds, BT Pyramid Mutual Funds, BT Advisor Funds, BT Investment Portfolios, Cash Management Portfolio, Treasury Money Portfolio, Tax Free Money Portfolio, NY Tax Free Money Portfolio, International Equity Portfolio, Short Intermediate US Government Securities Portfolio, Intermediate Tax Free Portfolio, Asset Management Portfolio, Equity 500 Index Portfolio, and Capital Appreciation Portfolio. The compensation is provided for the calendar year ended December 31, 1997.







As of September 1, 1998, the Trustees and officers of the Trust and the Funds owned in the aggregate less than 1% of the shares of any Fund or the Trust (all series taken together).



As of September 1, 1998, the following shareholders owned 5% or more of the outstanding shares of the Fund: Employees Retirement System of the State of Hawaii was the owner of record of approximately 792,844,364 shares (12.7%); Los Angeles Fire and Police Pension Systems was the owner of record of approximately 695,707,787 shares (12.1%); Missouri State Employees Retirement Systems was the owner of record of approximately 349,258,662 shares (6.1%); and the State of Oklahoma Teachers Retirement System was the owner of record of approximately 308,129,818 shares (5.4%).



Investment Adviser



Under the terms of an Advisory Agreement between the Fund and Bankers Trust, Bankers Trust manages the Fund subject to the supervision and direction of the Board of Trustees of the Fund. Bankers Trust will: (i) act in strict conformity with the Fund's Declaration of Trust, the 1940 Act and the Investment Advisers Act of 1940, as the same may from time to time be amended; (ii) manage the Fund in accordance with the Fund's investment objectives, restrictions and policies, as stated herein and in the Confidential Private Offering Memorandum; (iii) make investment decisions for the Fund; and (iv) place purchase and sale orders for securities and other financial instruments on behalf of the Fund.



   Bankers Trust bears all expenses in connection with the performance of services under the Advisory Agreement. The Fund bears certain other expenses incurred in its operation, including: taxes, interest, brokerage fees and commissions, if any; fees of Trustees of the Trust who are not officers, directors or employees of Bankers Trust, ICC, FI, or any of their affiliates; SEC fees and state Blue Sky filing fees, if any; administrative and services fees; certain insurance premiums; outside auditing and legal expenses; costs of maintenance of corporate existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; and printing confidential private offering memorandums and confidential statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of shareholders, officers and Trustees of the Trust; and any extraordinary expenses.



Bankers Trust may have deposit, loan and other commercial banking relationships with the issuers of obligations which may be purchased on behalf of the Fund, including outstanding loans to such issuers which could be repaid in whole or in part with the proceeds of securities so purchased. Such affiliates deal, trade and invest for their own accounts in such obligations and are among the leading dealers of various types of such obligations. Bankers Trust has informed the Trust that, in making its investment decisions, it does not obtain or use material inside information in its possession or in the possession of any of its affiliates. In making investment recommendations for the Fund, Bankers Trust will not inquire or take into consideration whether an issuer of securities proposed for purchase or sale by the Fund is a customer of Bankers Trust, its parent or its subsidiaries or affiliates and, in dealing with its customers, Bankers Trust, its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of such customers are held by any fund managed by Bankers Trust or any such affiliate.



For the fiscal year ended June 30, 1998 and for the period from November 13, 1996, (commencement of operations) to June 30, 1997, Bankers Trust earned $4,260,363 and $1,293,002, respectively, in compensation for investment advisory services. During the same periods Bankers Trust reimbursed $75,882 and $79,812, respectively, to cover Fund expenses.



Administrator



Under the administration and services agreements, Bankers Trust is obligated on a continuous basis to provide such administrative services as the Board of Trustees of the Trust reasonably deems necessary for the proper administration of the Trust. Bankers Trust will generally assist in all aspects of the Fund's operations; supply and maintain office facilities (which may be in Bankers Trust's own offices), statistical and research data, data processing services, clerical, accounting, bookkeeping and recordkeeping services (including without limitation the maintenance of such books and records as are required under the 1940 Act and the rules thereunder, except as maintained by other agents of the Trust), internal auditing, executive and administrative services, and stationery and office supplies; prepare reports to shareholders or investors; prepare and file tax returns; supply financial information and supporting data for reports to and filings with the SEC and various state Blue Sky authorities, if applicable; supply supporting documentation for meetings of the Board of Trustees; provide monitoring reports and assistance regarding compliance with the Trust's Declaration of Trust, by-laws, investment objectives and policies and with applicable Federal and state securities laws; arrange for appropriate insurance coverage; calculate the NAV, net income and realized capital gains or losses of the Trust; and negotiate arrangements with, and supervise and coordinate the activities of, agents and others retained to supply services.



Pursuant to a sub-administration agreement (the "Sub-Administration Agreement") FSC performs such sub-administration duties for the Trust as from time to time may be agreed upon by Bankers Trust and FSC. The Sub-Administration Agreement provides that FSC will receive such compensation as from time to time may be agreed upon by FSC and Bankers Trust. All such compensation will be paid by Bankers Trust.



   For the fiscal year ended June 30, 1998 and for the period from November 13, 1996 (commencement of operations) to June 30, 1997, Bankers Trust earned $852,019 and $258,600, respectively, in compensation for administrative and other services provided to the Fund.



Custodian and Transfer Agent



Bankers Trust, 130 Liberty Street (One Bankers Trust Plaza), New York, New York 10006, serves as custodian and transfer agent for the Trust and as custodian for the Fund pursuant to the administration and services agreements discussed above. As custodian, Bankers Trust holds the Fund's assets. For such services, Bankers Trust receives monthly fees from the Fund, which are included in the administrative services fees discussed above. As transfer agent for the Trust, Bankers Trust maintains the shareholder account records for the Fund, handles certain communications between shareholders and the Trust and causes to be distributed any dividends and distributions payable by the Trust. Bankers Trust is also reimbursed by the Fund for its out-of-pocket expenses. Bankers Trust will comply with the self-custodian provisions of Rule 17f-2 under the 1940 Act.




Use of Name



The Trust and Bankers Trust have agreed that the Trust may use "BT" as part of its name for so long as Bankers Trust serves as investment adviser. The Trust has acknowledged that the term "BT" is used by and is a property right of certain subsidiaries of Bankers Trust and that those subsidiaries and/or Bankers Trust may at any time permit others to use that term.



The Trust may be required, on 60 days' notice from Bankers Trust at any time, to abandon use of the acronym "BT" as part of its name. If this were to occur, the Trustees would select an appropriate new name for the Trust, but there would be no other material effect on the Trust, its shareholders or activities.



Banking Regulatory Matters



   Bankers Trust has been advised by its counsel that in its opinion Bankers Trust may perform the services for the Fund contemplated by the Advisory Agreement and other activities for the Trust described in the Confidential Private Offering Memorandum and this SAI without violation of the Glass-Steagall Act or other applicable banking laws or regulations. However, counsel has pointed out that future changes in either federal or state statutes and regulations concerning the permissible activities of banks or trust companies, as well as future judicial or administrative decisions or interpretations of present and future statutes and regulations, might prevent Bankers Trust from continuing to perform those services for the Trust. If the circumstances described above should change, the Board of Trustees would review the Trust's relationship with Bankers Trust and consider taking all actions necessary in the circumstances. In addition, state securities law on this issue may differ from interpretations of federal law as expressed herein and banks and financial institutions may be required to register as dealers pursuant to state law.



Counsel and Independent Accountants



Willkie Farr & Gallagher, 787 7th Avenue, New York, NY 10019, serves as Counsel to the Trust and from time to time provides certain legal services to Bankers Trust. PricewaterhouseCoopers, 250 West Pratt Street, Suite 21, Baltimore, MD 21201, has been selected as Independent Accountants for the Trust.




                            ORGANIZATION OF THE TRUST



The Trust was organized on March 26, 1990, as an unincorporated business association under the laws of the Commonwealth of Massachusetts ("Massachusetts Business Trust"). The shares of each series participate equally in the earnings, dividends and assets of the particular series. The Trust may create and issue additional series of shares, and may divide the shares of any series into one or more classes, in the future. The Declaration of Trust of the Trust permits the Trustees to divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate beneficial interest in a series. Each share represents an equal proportionate interest in a series with each other share. Shares when issued are fully paid and non-assessable, except as set forth below. Shareholders are entitled to one vote for each share held.



Shares of the Trust do not have cumulative voting rights, which means that holders of more than 50% of the shares voting for the election of Trustees can elect all Trustees. Shares of the Fund are not transferable nor do shares have preemptive, conversion or subscription rights.



The Trust is not required to hold annual meetings of shareholders, but will hold special meetings of shareholders when in the judgment of the Trustees it is necessary or desirable to submit matters for a shareholder vote. Shareholders have under certain circumstances the right to communicate with other shareholders in connection with requesting a meeting of shareholders for the purpose of removing one or more Trustees without a meeting. Upon liquidation of the Fund, shareholders of the Fund would be entitled to share pro rata in the net assets of the Fund available for distribution to shareholders.



Massachusetts law provides that shareholders could under certain circumstances be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of this disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or a Trustee. The Declaration of Trust provides for indemnification from the Trust's property for all losses and expenses of any shareholder held personally liable for the obligations of the Trust. Thus, the risk of shareholders incurring financial loss on account of shareholder liability is limited to circumstances in which the Trust itself would be unable to meet its obligations, a possibility that the Trust believes is remote. Upon payment of any liability incurred by the Trust, the shareholder paying the liability will be entitled to reimbursement from the general assets of the Trust. The Trustees intend to conduct the operations of the Trust in a manner so as to avoid, as far as possible, ultimate liability of the shareholders for liabilities of the Trust.



                                      TAXES



The following is only a summary of certain tax considerations generally affecting the Fund and its shareholders, and is not intended as a substitute for careful tax planning. Shareholders are urged to consult tax advisers with specific reference to their tax situations.



As described herein and in the Fund's Confidential Private Offering Memorandum, the Fund is designed to provide investors with liquidity and current income. The Fund is not intended to constitute a balanced investment program and is not designed for investors seeking capital gains, maximum income or maximum tax-exempt income irrespective of fluctuations in principal.



   The Trust intends that the Fund qualify as a separate regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"). Provided that the Fund is a regulated investment company, the Fund will not be liable for federal income taxes to the extent all of its taxable net investment income and net realized long and short-term capital gains, if any, are distributed to its shareholders. Although the Trust expects the Fund to be relieved of all or substantially all federal income taxes, depending upon the extent of its activities in states and localities in which its offices are maintained, in which its agents or independent contractors are located or in which they are otherwise deemed to be conducting business, that portion of the Fund's income which is treated as earned in any such state or locality could be subject to state and local tax. Any such taxes paid by the Fund would reduce the amount of income and gains available for distribution to its shareholders.



While the Fund does not expect to realize net long-term capital gains, any such gains realized will be distributed annually as described in the Fund's Confidential Private Offering Memorandum. Such distributions ("capital gain dividends"), if any, will be taxable to non tax-exempt shareholders as long-term capital gains, regardless of how long a shareholder has held Fund shares.



                             PERFORMANCE INFORMATION



The "effective yield" of the Fund is an annualized "yield" based on a compounding of the unannualized base period return. These yields are each computed in accordance with a standard method prescribed by the rules of the SEC, by first determining the "net change in account value" for a hypothetical account having a share balance of one share at the beginning of a seven-day period (the "beginning account value"). The net change in account value equals the value of additional shares purchased with dividends from the original share and dividends declared on both the original share and any such additional shares. The unannualized "base period return" equals the net change in account value divided by the beginning account value. Realized gains or losses or changes in unrealized appreciation or depreciation are not taken into account in determining the net change in account value.



The yields are then calculated as follows:



Base Period Return  =    NET CHANGE IN ACCOUNT VALUE

                  Beginning Account Value



Current Yield       =    Base Period Return x 365/7



Effective Yield     =    [(1 + Base Period Return)365/7] - 1









                              FINANCIAL STATEMENTS



        The financial statements for the Fund for the fiscal period ended June 30, 1998, are incorporated herein by reference to the Annual Report to Shareholders of the Fund dated June 30, 1998, (File No. 811-6071). A copy of the Fund's Annual Report may be obtained without charge by contacting the Fund.

                                    APPENDIX



DESCRIPTION OF SECURITIES RATINGS







DESCRIPTION OF STANDARD & POOR'S ("S&P") COMMERCIAL PAPER RATINGS:



Commercial paper rated A-1 by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted A-1+.



DESCRIPTION OF MOODY'S COMMERCIAL PAPER RATINGS:



The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of short-term promissory obligations.



DESCRIPTION OF FITCH IBCA, INC.'S COMMERCIAL PAPER RATINGS:



F-1+----Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.



F-1----Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than the strongest issue.



DESCRIPTION OF DUFF & PHELPS' COMMERCIAL PAPER RATINGS:



Duff 1+----Highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk free U.S. Treasury short-term obligations.



Duff 1----Very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.



DESCRIPTION OF THOMSON BANK WATCH SHORT-TERM RATINGS:



TBW-1----The highest category; indicates a very high likelihood that principal and interest will be paid on a timely basis.

                      Investment Adviser and Administrator

                              BANKERS TRUST COMPANY



                                 Placement Agent

                             ICC DISTRIBUTORS, INC.



                          Custodian and Transfer Agent

                              BANKERS TRUST COMPANY



                             Independent Accountants

                             PRICEWATERHOUSECOOPERS



                                     Counsel

                            WILLKIE FARR & GALLAGHER



No person has been authorized to give any information or to make any representations other than those contained in the Fund's Confidential Private Offering Memorandum or its SAI in connection with the offering of the Fund's shares and, if given or made, such other information or representations must not be relied on as having been authorized by the Trust. This SAI does not constitute an offer in any state in which, or to any person to whom, such offer may not lawfully be made.









STADAF400 (10/98)






PART C      OTHER INFORMATION

Item 24.    FINANCIAL STATEMENTS AND EXHIBITS.

            (a) Incorporate by reference the Annual Report of BT Institutional
                Funds dated June 30, 1998 (File Nos. 33-34079 and 811-6071).
      (b)...EXHIBITS:

(1)   (i)...Conformed copy of Amended and Restated Declaration of Trust of the Trust; 5.
      (ii)..Fifth Amended and Restated Establishment and Designation of Series of the Trust; 5.
      (iii).Sixth Amended and Restated Establishment and Designation of Series of the Trust; 5.
      (iv)..Seventh Amended and Restated Establishment and Designation of Series of the Trust; 5.
      (v)...Eighth Amended and Restated Establishment and Designation of Series of the Trust; 5.
      (vi)..Ninth Amended and Restated Establishment and Designation of Series of the Trust; 5.
      (vii).Tenth Amended and Restated Establishment and Designation of Series of the Trust; 5.
      (viii)Eleventh Amended and Restated Establishment and Designation of Series of the Trust; 7.
(2)   Copy of By-Laws of the Trust; 5.
(3)   Not Applicable.
(4) Copy of Specimen stock certificates for shares of beneficial interest of the Trust; 1.
(5)   Conformed copy of Investment Advisory Agreement; 7.
(6) Conformed copy of Distributor's Contract; 9.
      (i)...Conformed copy of Exclusive Placement Agent Agreement - Institutional Daily Assets Fund; 9.
      (ii)..Schedule A of Exhibit A to the Distributor's Contract; 12.
      (iii).Schedule A of Exhibit B to the Distributor's Contract; 12.
      (iv)..Conformed copy of Exclusive Placement Agent Agreement - Institutional Treasury Assets Fund; 12.
(7)   Not applicable.
(8)   (i)...Conformed Copy of Custodian Agreement of Registrant; 10.
      (ii)..Amendment #1 to Exhibit A of Custodian Agreement; 10.
      (iii).Amendment #2 to Exhibit A of Custodian Agreement; 12.
      (iv)..Amendment #3 to Exhibit A of Custodian Agreement; 12.
      (v)   Conformed Copy of Cash Services Addendum to Custodian
            Agreement; +
--------------------
+  All exhibits have been filed electronically.

1. Incorporated by reference to Pre-Effective Amendment No. 1 to the Registrant's registration statement on Form N-1A ("Registration Statement") as filed with the Securities and Exchange Commission ("Commission") on July 20, 1990.

5. Incorporated by reference to Post-Effective Amendment No. 15 to the Registration Statement as filed with the Commission on July 5, 1995.

7. Incorporated by reference to Amendment No. 21 to the Registration Statement as filed with the Commission on September 24, 1996.

9. Incorporated by reference to Post-Effective Amendment No. 19 to the Registration Statement as filed with the Commission on March 17, 1997.

10. Incorporated by reference to Post-Effective Amendment No. 20 to the Registration Statement as filed with the Commission on September 10, 1997.

12. Incorporated by reference to Post-Effective Amendment No. 21 to the Registration Statement as filed with the Commission on January 28, 1998.


(9)   (i)...Administration and Services Agreement; 5.
      (ii)..Schedule of Fees under Administration and Service
      ......Agreement; 7.
      (iii).Exhibit D to the Administration and Services Agreement; 10.
(10)  Not Applicable.
(11) Conformed copy of Consent of Independent Public Accountants; + (12) Not Applicable.
(13)  (i)...Conformed copy of investment representation letter of initial shareholder of the Equity 500 Index Fund; 3.
      (ii)..Conformed copy of investment representation letter of initial shareholder of the Institutional Liquid Assets
      ......Fund; 5.
      (iii).Conformed copy of investment representation letter of initial shareholder of the Institutional Daily Assets Fund; 7.
(14)  Not Applicable.
(15) (i)...Conformed copy of Plan of Distribution; 9. (ii)..Copy of Schedule A under the Plan of Distribution; 10.
(16)  (i)...Copy of method of computation of performance information for money market funds; 2.
      (ii)..Copy of method of computation of performance information for non-money market funds; 3.
      (iii).Copy of method of computation of performance information for International Equity Fund Class I and Class II; 12.
(17)  Financial Data Schedule of BT Institutional Daily Assets Fund; +
(18) Copy of Multiple Class Expense Allocation Plan Adopted Pursuant to Rule 18f-3.; 10. (19) Conformed copy of Power of Attorney of Registrant; 10.

Item 25. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT:

         None

--------------------
+ All exhibits have been filed electronically.

2. Incorporated by reference to Post-Effective Amendment No. 1 to the Registration Statement as filed with the Commission on February 29, 1991.

3. Incorporated by reference to Post-Effective Amendment No. 4 to the Registration Statement as filed with the Commission on April 30, 1992.

5. Incorporated by reference to Post-Effective Amendment No. 15 to the Registration Statement as filed with the Commission on July 5, 1995.

7. Incorporated by reference to Amendment No. 21 to the Registration Statement as filed with the Commission on September 24, 1996.

9. Incorporated by reference to Post-Effective Amendment No. 19 to the Registration Statement as filed with the Commission on March 17, 1997

10. Incorporated by reference to Post-Effective Amendment No. 20 to the Registration Statement as filed with the Commission on September 10, 1997.

12. Incorporated by reference to Post-Effective Amendment No. 21 to the Registration Statement as filed with the Commission on January 28, 1998.

Item 26. NUMBER OF HOLDERS OF SECURITIES:

Title of Class                            Number of Record Holders
      ......                              AS OF SEPTEMBER 1, 1998
                                          -----------------------
Institutional Cash Management Fund:             832
Institutional Treasury Money Fund:              688
Institutional Equity 500 Index Fund:            473
Institutional Liquid Assets Fund:               2
Institutional Cash Reserves:                    254
Institutional Daily Assets Fund:                75
International Equity Fund
      Class I                                   59
      Class II                                  5
Global Emerging Markets Equity Fund             4
International Small Company Equity Fund         18

Item 27. INDEMNIFICATION; 8

Item 28. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER:

Bankers Trust serves as investment adviser to the Fund's Portfolio. Bankers Trust, a New York banking corporation, is a wholly owned subsidiary of Bankers Trust New York Corporation. Bankers Trust conducts a variety of commercial banking and trust activities and is a major wholesale supplier of financial services to the international institutional market. To the knowledge of the Trust, none of the directors or officers of Bankers Trust, except those set forth below, is or has been at anytime during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and officers also hold various positions with and engage in business for Bankers Trust New York Corporation. Set forth below are the names and principal businesses of the directors and officers of Bankers Trust who are or during the past two fiscal years have been engaged in any other business, profession, vocation or employment of a substantial nature. These persons may be contacted c/o Bankers Trust Company, 130 Liberty Street, New York, New York 10006.

George B. Beitzel, International Business Machines Corporation, Old Orchard Road, Armonk, NY 10504. Director, Bankers Trust Company; Retired senior vice president and Director, International Business machines Corporation; Director, Computer Task Group; Director, Phillips Petroleum Company; Director, Caliber Systems, Inc. (formerly, Roadway Services Inc.); Director, Rohm and Haas Company; Director, TIG Holdings; Chairman emeritus of Amherst College; and Chairman of the Colonial Willimsburg Foundation.

     Richard H. Daniel, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Vice chairman and chief financial officer, Bankers Trust Company and Bankers Trust New York Corporation; Beneficial owner, general partner, Daniel Brothers, Daniel Lingo & Assoc., Daniel Pelt & Assoc.; Beneficial owner, Rhea C. Daniel Trust.

--------------------

8. Incorporated by reference to Post-Effective Amendment No. 17 to the Registration Statement as filed with the Commission on April 30, 1996.

Philip A. Griffiths, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Director, Institute for Advanced Study; Director, Bankers Trust Company; Chairman, Committee on Science, Engineering and Public Policy of the National Academies of Sciences and Engineering & the Institute of Medicine; and Chairman and member, Nominations Committee and Committee on Science and Engineering Indicators, National Science Board; Trustee, North Carolina School of Science and Mathematics and the Woodward Academy.

     William R. Howell, J.C. Penney Company, Inc., P.O. Box 10001, Plano, TX 75301-0001. Chairman Emeritus, J.C. Penney Company, Inc.; Director, Bankers Trust Company; Director, Exxon Corporation; Director, Halliburton Company; Director, Warner-Lambert Corporation; Director, The Williams Companies, Inc.; and Director, National Retail Federation.

Vernon E. Jordan, Jr., Akin, Gump, Strauss, Hauer & Feld, LLP, 1333 New Hampshire Ave., N.W., Washington, DC 20036. Senior Partner, Akin, Gump, Strauss, Hauer & Feld, LLP; Director, Bankers Trust Company; Director, American Express Company; Director, Dow-Jones, Inc.; Director, J.C. Penney Company, Inc.; Director, Revlon Group Incorporated; Director, Ryder System, Inc.; Director, Sara Lee Corporation; Director, Union Carbide Corporation; Director, Xerox Corporation; Trustee, Brookings Institution; Trustee, The Ford Foundation; and Trustee, Howard University.

David Marshall, 130 Liberty Street, New York, New York 10006. Chief Information Officer and Executive Vice President, Bankers Trust New York Corporation; Senior Managing Director, Bankers Trust Company.

Hamish Maxwell, Philip Morris Companies Inc., 120 Park Avenue, New York, NY 10006. Retired Chairman and Chief Executive Officer, Philip Morris Companies Inc.; Director, Bankers Trust Company; Director, The News Corporation Limited; Director, Sola International Inc.; and Chairman, WWP Group pic.

Frank N. Newman, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Chairman of the Board, Chief Executive Officer and President, Bankers Trust New York Corporation and Bankers Trust Company; Director, Bankers Trust Company; Director, Dow-Jones, Inc.; and Director, Carnegie Hall.

N.J. Nicholas Jr., 745 Fifth Avenue, New York, NY 10020. Director, Bankers Trust Company; Director, Boston Scientific Corporation; and Director, Xerox Corporation.

Russell E. Palmer, The Palmer Group, 3600 Market Street, Suite 530, Philadelphia, PA 19104. Chairman and Chief Executive Officer of The Palmer Group; Director, Bankers Trust Company; Director, Allied-Signal Inc.; Director, Federal Home Loan Mortgage Corporation; Director, GTE Corporation; Director, The May Department Stores Company; Director, Safeguard Scientifics, Inc.; and Trustee, University of Pennsylvania.

Donald L. Staheli, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Chairman of the Board and Chief Executive Officer, Continental Grain Company; Director, Bankers Trust Company; Director, ContiFinancial Corporation; Director, Prudential Life Insurance Company of America; Director, Fresenius Medical Care, A.g.; Director, America-China Society; Director, National Committee on United States-China Relations; Director, New York City Partnership; Chairman, U.S.-China Business Council; Chairman, Council on Foreign Relations; Chairman, National Advisor Council of Brigham Young University's Marriott School of Management; Vice Chairman, The Points of Light Foundation; and Trustee, American Graduate School of International Management.

Patricia Carry Stewart, c/o Office of the Secretary, 130 Liberty Street, New York, NY 10006. Director, Bankers Trust Company; Director, CVS Corporation; Director, Community Foundation for Palm Beach and Martin Counties; Trustee Emerita, Cornell University.

George J. Vojta, Bankers Trust Company, 130 Liberty Street, New York, NY 10006. Vice Chairman, Bankers Trust New York Corporation and Bankers Trust Company; Director, bankers Trust Company; Director; Alicorp S.A.; Director; Northwest Airlines; Director, Private Export Funding Corp.; Director, New York State Banking Board; Director, St. Lukes-Roosevelt Hospital Center; Partner, New York City Partnership; and Chairman, Wharton Financial Services Center.

Paul A. Volcker, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Director, Bankers Trust Company; Director, American Stock Exchange; Director, Nestle S.A.; Director, Prudential Insurance Company; Director, UAL Corporation; Chairman, Group of 30; North American Chairman, Trilateral Commission; Co-Chairman, Bretton Woods Committee; Co-Chairman, U.S./Hong Kong Economic Cooperation Committee; Director, American Council on Germany; Director, Aspen Institute; Director, Council on Foreign Relations; Director, The Japan Society; and Trustee, The American Assembly.

Melvin A. Yellin, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Senior Managing Director and General Counsel of Bankers Trust New York Corporation and Bankers Trust Company; Director, 1136 Tenants Corporation; and Director, ABA Securities Association.

Item 29. PRINCIPAL UNDERWRITERS:

a) ICC Distributors, Inc., the Distributor for shares of the Registrant, acts as principal underwriter for the following open-end investment companies, including the Registrant: BT Advisor Funds, BT Institutional Funds, BT Investment Funds, BT Pyramid Mutual Funds, The Glenmede Fund, Inc., The Glenmede Portfolios, Flag Investors Family of Funds, and BT Alex. Brown Cash Reserve Funds.
            (b)

         (1)                           (2)                        (3)
Name and Principal            Positions and Offices        Positions and Offices
 BUSINESS ADDRESS                WITH DISTRIBUTOR             WITH REGISTRANT
John Y. Keffer                President,                          --
Two Portland Square           ICC Distributors, Inc.
Portland, ME 04101

Sara M. Morris                Treasurer,                          --
Two Portland Square           ICC Distributors, Inc.
Portland, ME 04101

David I. Goldstein            Secretary,                          --
Two Portland Square           ICC Distributors, Inc.
Portland, ME 04101

Benjamin L. Niles             Vice President,                     --
Two Portland Square           ICC Distributors, Inc.
Portland, ME 04101

Margaret J. Fenderson         Assistant Treasurer,                --
Two Portland Square           ICC Distributors, Inc.
Portland, ME 04101

Dana L. Lukens                Assistant Secretary,                --
Two Portland Square           ICC Distributors, Inc.
Portland, ME 04101

Nanette K. Chern              Chief Compliance Officer,           --
Two Portland Square           ICC Distributors, Inc.
Portland, ME 04101

 (c)  Not Applicable.

ITEM 30. LOCATION OF ACCOUNTS AND RECORDS:

BT INSTITUTIONAL FUNDS:                   5800 Corporate Drive ("Registrant")
                                          Pittsburgh, PA 15237-7010

BANKERS TRUST COMPANY:                    130 Liberty Street
("Adviser, Custodian and                  New York, NY 10006
Administrator")

INVESTORS FIDUCIARY TRUST COMPANY:        127 West 10th Street
("Transfer Agent and Dividend             Kansas City, MO 64105
Disbursing Agent")

ICC DISTRIBUTORS, INC.:                   Two Portland Square
("Distributor")                           Portland, ME 04101

Item 31. MANAGEMENT SERVICES:

         Not applicable.

Item 32. UNDERTAKINGS:

         Registrant  hereby  undertakes  to comply with the  provisions  of
         Section 16(c) of the 1940 Act with respect to the removal of Trustees and the calling of special shareholder meetings by shareholders.

         Registrant hereby undertakes to furnish each person to whom a prospectus is delivered with a copy of the Registrant's latest annual report to shareholders, upon request and without charge.

                                   SIGNATURES

      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, BT INSTITUTIONAL FUNDS, has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Pittsburgh and the Commonwealth of Pennsylvania on this 27th day of October, 1998.

                             BT INSTITUTIONAL FUNDS

                              By:  /s/ Jay S. Neuman
                              Jay S. Neuman, Secretary
                              October 27, 1998